As filed with the U.S. Securities and Exchange Commission on May 5, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Astera Labs, Inc.
(Exact name of registrant as specified in its charter)

Delaware	82-3437062
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2345 North First Street San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)
2024 Stock Option and Incentive Plan
2024 Employee Stock Purchase Plan
(Full titles of the plans)
Philip T. Mazzara
General Counsel & Secretary
Astera Labs, Inc.
2345 North First Street
San Jose, CA 95131
(Name and address of agent for service)
(408) 766-3806
(Telephone number, including area code, of agent for service)

Copies to:

Bradley C. Weber Julia R. White Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063 (650) 752-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by Astera Labs, Inc. (the “Company”) for the purpose of registering an additional 8,509,275 shares of its common stock, par value $0.0001 per share (“Common Stock”), that have become available for issuance pursuant to the Astera Labs, Inc. 2024 Stock Option and Incentive Plan (“2024 Plan”) and an additional 1,701,861 shares of Common Stock that have become available for issuance pursuant to the Astera Labs, Inc. 2024 Employee Stock Purchase Plan (“2024 ESPP”). These shares are securities of the same class as other securities for which registration statements on Form S-8 were filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 18, 2025 (Commission File No. 333-288144) and March 20, 2024 (Commission File No. 333-278078) (the “Prior Registration Statements”).

This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of the Common Stock issuable under the 2024 Plan and the 2024 ESPP, are incorporated herein by reference and made part of this Registration Statement, except as otherwise amended, updated or supplemented herein.

PART II
Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-41979	3.1	3/28/2024

4.2	Second Amended and Restated Bylaws of the Registrant	8-K	001-41979	3.2	3/28/2024

4.3	Form of common stock certificate of the Registrant	S-1/A	333-277205	4.1	3/8/2024

5.1	Opinion of Goodwin Procter LLP					X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (contained on signature page hereto)					X

99.1	2024 Stock Option and Incentive Plan	10-Q	001-41979	10.2	5/8/2024

99.2	2024 Employee Stock Purchase Plan	10-Q	001-41979	10.3	5/8/2024

107	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, California, on May 5, 2026.

ASTERA LABS, INC.

Date: May 5, 2026	By:	/s/ Jitendra Mohan
	Name:	Jitendra Mohan
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jitendra Mohan, Desmond Lynch, and Philip Mazzara, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Astera Labs, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jitendra Mohan	Co-Founder, Chief Executive Officer, and Director	May 5, 2026
Jitendra Mohan	(Principal Executive Officer)

/s/ Desmond Lynch	Chief Financial Officer	May 5, 2026
Desmond Lynch	(Principal Financial Officer)

/s/ Germaine Cota	Chief Accounting Officer	May 5, 2026
Germaine Cota	(Principal Accounting Officer)

/s/ Manuel Alba	Chair of the Board	May 5, 2026
Manuel Alba

/s/ Craig Barratt	Director	May 5, 2026
Craig Barratt

/s/ Stefan Dyckerhoff	Director	May 5, 2026
Stefan Dyckerhoff

/s/ Sanjay Gajendra	Co-Founder, President, Chief Operating Officer, and Director	May 5, 2026
Sanjay Gajendra

/s/ Michael Hurlston	Director	May 5, 2026
Michael Hurlston

/s/ Jack Lazar	Director	May 5, 2026
Jack Lazar

/s/ Bethany Mayer	Director	May 5, 2026
Bethany Mayer